                                                                      Exhibit 99



                  FERRO CORPORATION BARGAINING UNIT 401(k) PLAN
                           (JULY 1, 1999 RESTATEMENT)

                                FERRO CORPORATION
                           BARGAINING UNIT 401(K) PLAN
                           (JULY 1, 1999 RESTATEMENT)


                                TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----

                                    ARTICLE I
                                   DEFINITIONS

1.1     Definitions......................................................... 2
1.2     Construction........................................................ 8

                                   ARTICLE II
                           ELIGIBILITY TO PARTICIPATE

2.1     Commencement of Participation....................................... 9
2.2     Changes in Employment Status....................................... 10
2.3     Election Form...................................................... 11
2.4     Reemployment of Former Participant................................. 11

                                   ARTICLE III
                                  CONTRIBUTIONS

3.1     Pre-Tax Contributions.............................................. 12
3.2     Employer Profit-Sharing Contributions.............................. 12
3.3     Rollover Contributions............................................. 13
3.4     Transferred Contributions.......................................... 14
3.5     Election to Change Pre-Tax Contribution Authorizations............. 14
3.6     Suspension of Pre-Tax Contributions ............................... 15
3.7     Effect of Plan Termination or Withdrawal .......................... 15

                                   ARTICLE IV
                         ADMINISTRATION OF CONTRIBUTIONS

4.1     Excess Elective Deferrals.......................................... 16
4.2     Delivery of Contribution........................................... 16
4.3     Crediting of Contributions......................................... 16
4.4     Notification....................................................... 17

SECTION                                                                    PAGE
-------                                                                    ----

                                    ARTICLE V
              MAINTENANCE OF FUNDS AND INVESTMENT OF CONTRIBUTIONS

5.1     Establishment and Maintenance of Funds............................. 18
5.2     Income on Funds.................................................... 18
5.3     Separate Accounts.................................................. 18
5.4     Investment Elections............................................... 18
5.5     Voting of Company Stock.............................................19
5.6     Investment Responsibility.......................................... 20
5.7     Account Balances................................................... 20

                                   ARTICLE VI
                      WITHDRAWALS WHILE EMPLOYED AND LOANS

6.1     Withdrawals Generally.............................................. 22
6.2     Withdrawal of Rollover Contributions and Pre-Tax Contributions..... 22
6.3     Special hardship Withdrawals....................................... 22
6.4     Participant Loans.................................................. 24

                                   ARTICLE VII
                            VESTING AND DISTRIBUTIONS

7.1     Vesting Service.................................................... 25
7.2     Vested Interest.................................................... 25
7.3     Forfeitures........................................................ 25
7.4     Election of Former Schedule........................................ 26
7.5     Transfers.......................................................... 27
7.6     Loss and Reinstatement of Years of Vesting Service................. 27
7.7     Methods of Payment of Distributable Benefits....................... 28
7.8     Timing of Payments of Distributable Benefits....................... 29
7.9     Management and Investment of Separate Accounts
          After Termination of Employment.................................. 30
7.10    Benefits to Minors and Incompetents................................ 30

                                  ARTICLE VIII
                                  BENEFICIARIES

8.1     Designation of Beneficiary......................................... 32
8.2     Beneficiary in Absence of a Designated Beneficiary................. 32
8.3     Spousal Consent to Beneficiary Designation......................... 32

                                   ARTICLE IX
                                 ADMINISTRATION

9.1     Authority of the Company........................................... 34
9.2     Action of Company.................................................. 34
9.3     Claims Review Procedure............................................ 35

SECTION                                                                    PAGE
-------                                                                    ----

9.4     Indemnification.................................................... 36
9.5     Qualified Domestic Relations Orders................................ 36
9.6     Finality of Determination ......................................... 37
9.7     Administrative Expenses............................................ 37

                                    ARTICLE X
                            AMENDMENT AND TERMINATION

10.1    Amendment.......................................................... 38
10.2    Limitation on Amendment............................................ 38
10.3    Termination........................................................ 38
10.4    Corporate Reorganization .......................................... 39
10.5    Merger, Consolidation or Transfer of Assets........................ 39

                                   ARTICLE XI
                      ADOPTION AND WITHDRAWAL BY AFFILIATES

11.1    Adoption .......................................................... 40
11.2    Withdrawal of an Employer ......................................... 40

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

12.1    No Commitment as to Employment..................................... 41
12.2    Benefits........................................................... 41
12.3    Spendthrift Clause................................................. 41
12.4    No Guarantees...................................................... 42
12.5    Precedent.......................................................... 42
12.6    Exclusive Benefit.................................................. 42
12.7    Duty to Furnish Information........................................ 42
12.8    Addenda............................................................ 43
12.9    Provisions with Respect to Uniformed Services Employment
          and Reemployment Rights Act of 1994 ............................. 43
12.10   Internal Revenue Service Determination ............................ 43
12.11   Governing Law...................................................... 43

Appendix A - Nondiscrimination Rules....................................... A-1
Appendix B - Section 415 Limitations....................................... B-1
Appendix C - Covered Facilities and Classifications........................ C-1

                                FERRO CORPORATION
                           BARGAINING UNIT 401(K) PLAN
                           (JULY 1, 1999 RESTATEMENT)

                  WHEREAS, Ferro Corporation (hereinafter referred to as the "Company") established the Brecksville Powder Coating Plant Retirement Plan, effective as of January 1, 1995, for the benefit of certain of its hourly employees; and

                  WHEREAS, effective as of January 1, 1998, the Company amended, restated, and renamed the Brecksville Powder Coating Plant Retirement Plan in the Prism Non-Standardized Prototype Plan document as the Ferro Corporation Bargaining Unit 401(k) Plan (hereinafter referred to as the "Plan"); and

                  WHEREAS, the Plan has been amended subsequently on several occasions; and

                  WHEREAS, the Company desires to amend and restate the Plan to reflect certain operational and administrative changes as well as legislated tax changes under the Retirement Protection Act of 1994, the Uniformed Service Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998;

                  NOW, THEREFORE, unless specifically provided otherwise, effective as of July 1, 1999, the Plan is hereby amended and restated in the respect hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. The following words and phrases as used herein shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

             (1) The term "AFFILIATE" shall mean any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member; any member of a group of trades or businesses under common control (as determined under Section 414(c) of the Code) with the Company; any member of an affiliated service group (as determined under Section 414(m) of the Code) of which the Company is a member; and any other entity which is required to be aggregated with the Company pursuant to the provisions of Section 414(o) of the Code.

             (2) The term "AFFILIATED GROUP" shall mean the group of entities which are Affiliates.

             (3) The term "BENEFICIARY" shall mean any person designated by a Participant to receive such benefits as may become payable under the Plan after the death of such Participant pursuant to the provisions of
         Article VIII.

             (4) The term "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

             (5) The term "COMPANY" shall mean Ferro Corporation, its successors, and the surviving corporation resulting from any merger or consolidation of Ferro Corporation with any other corporation or corporations.

             (6) The term "COMPANY STOCK" shall mean shares of common stock of the Company.

             (7) The term "COMPANY STOCK FUND" shall mean the Fund that is primarily invested in Company Stock.

             (8) The term "COMPENSATION" shall mean the compensation (within the meaning of Section 415(c)(3) of the Code) which is paid to an Employee by an Employer for services as an Employee while he is a Participant, including any Pre-Tax Contributions contributed under the Plan with respect to such Participant during such Plan Year and elective employer contributions made on behalf of a Participant that are not includable in gross income under Section 125 and Section 402(e)(3) of the Code; excluding, however, any amounts received due to benefits selected under the flexible benefit plan of the Company. Notwithstanding the foregoing, in no event shall annual Compensation of a Participant taken into account under the Plan for any Plan Year exceed the annual compensation limit of $150,000, as adjusted for increases in the cost of living in accordance with the provisions of
         Section 401(a)(17)(B) of the Code. The cost of living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (a "determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, such annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

             (9) The term "CONTRIBUTION HOUR" shall mean each hour of employment for which a Participant receives pay from an Employer while a Participant, including overtime, holiday and vacation hours but excluding any paid hours for any other absence or periods during which no duties are performed for an Employer while a Participant; provided however, that with respect to Participants at the Stryker, Ohio facility, such term shall mean each hour a Participant works while a Participant.

             (10) The term "CONTRIBUTION RATE" shall mean the amount an Employer contributes to the Plan as Employer Profit-Sharing Contributions with respect to the Contribution Hours of Participants in accordance with the provisions of Section 3.2.

             (11) The term "ELIGIBLE EMPLOYEE" shall mean an Employee who is employed at a facility and in an employment classification on and after the effective date applicable thereto listed on Appendix D.

             (12) The term "ELIGIBLE RETIREMENT PLAN" shall mean:

                  (a)      any individual retirement account described in
                           Section 408(a) of the Code;

                  (b)      any individual retirement annuity described in
                           Section 408(b) of the Code;

                  (c)      any trust maintained pursuant to a plan described in
                           Section 414(i) of the Code that meets the requirements of Section 401(a) of the Code; and

                  (d) any annuity plan described in Section 403(a) of the Code.

         In the case of an Eligible Rollover Distribution to a beneficiary who is the surviving spouse of a Participant, an Eligible Retirement Plan is only an individual retirement account or individual annuity described in (a) or (b) above.

             (13) The term "ELIGIBLE ROLLOVER DISTRIBUTION" shall mean all or any portion of a Plan distribution to a Participant or a beneficiary who is a deceased Participant's surviving spouse or an alternate payee under a qualified domestic relations order who is a Participant's spouse or former spouse; provided, however, that such distribution is not (i) one of a series of substantially equal periodic payments made at least annually for over a specified period of ten or more years or the life of the Participant or beneficiary or the joint lives of the Participant and a designated beneficiary, (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution which is not includable in gross income (determined without regard to any exclusion of net unrealized appreciation with respect to employer securities); or (iv) any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

             (14) The term "EMPLOYEE" shall mean any common law employee of an Employer; provided, however, that such term shall not include (i) any person who is rendering service to an Employer solely as a Leased Worker, a director, or an independent contractor, (ii) any person who is covered by a collective bargaining agreement unless such agreement specifically provides for coverage by the Plan, or (iii) any person who is a nonresident alien and who receives no earned income within the meaning of Section 911(b) of the Code from an Employer which constitutes income from sources within the United States as defined in
         Section 861(a)(3) of the Code.

             (15) The term "EMPLOYER" shall mean, collectively or individually, as the content may indicate, the Company, Ferro Electronic Materials Inc. (effective as of October 1, 1999), and any other Affiliate which adopts the Plan as herein provided so long as the Affiliate has not withdrawn from the Plan.

             (16) The term "EMPLOYER PROFIT-SHARING CONTRIBUTION ACCOUNT" shall mean the Separate Account of a Participant to which Employer Profit-Sharing Contributions are credited in accordance with the provisions of Sections 3.2 and 4.3.

             (17) The term "EMPLOYER PROFIT-SHARING CONTRIBUTIONS" shall mean the contributions made by the Employers pursuant to the provisions of
         Section 3.2.

             (18) The term "EMPLOYMENT COMMENCEMENT DATE" shall mean the first date on which an Employee completes an Hour of Service.

             (19) The term "ENTRY DATE" shall mean each January 1, April 1, July 1, and October 1 and any other date so designated by the Company.

             (20) The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

             (21) The term "FUND" shall mean any of the investment funds established and maintained in accordance with the provisions of Article V.

             (22) The term "HOUR OF SERVICE" shall mean:

                  (a) each hour for which he is paid, or entitled to payment, for the performance of duties for the Company or an Affiliate; provided, however, that hours paid for at a premium rate shall be treated as straight-time hours;

                  (b) each hour for which he is paid, or entitled to payment, by the Company or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether he remains an Employee) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence, up to a maximum of eight hours per day and 40 hours per week; provided, however, that no more than 501 hours of service shall be credited to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan Year); provided further, that such hours shall be calculated and credited pursuant to DOL Reg. Section 2530.200b which are incorporated herein by reference;

                  (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or an Affiliate; provided, however, that the crediting of hours of service for back pay awarded, or agreed to, with respect to a period of employment or absence from employment described in any other paragraph of this paragraph (22) shall be subject to the limitations set forth therein; and

                  (d) each hour for which he would have been scheduled to work for the Company or an Affiliate during the period of time that he is absent from work because of service with the armed forces of the United States, but only if he returns to work within the period during which he retains reemployment rights pursuant to federal law, up to a maximum of eight hours per day and 40 hours per week; provided, however, that Hours of Service credited under this paragraph (d), when added to hours of service credited under paragraph (b), if any, by reason of such absence, shall not exceed a total of 1,000 Hours of Service for any one Plan Year.

         Notwithstanding any other provision of the Plan to the contrary, no more than one Hour of Service shall be credited to an Employee for any one hour of his employment or absence from employment. Hours of Service shall also be credited under this Plan when rendered to or with a Related Company. In addition, Hours of Service shall also be credited for a Leased Employee treated as an Employee in accordance with paragraph (23). Solely for purposes of determining whether an Employee has incurred a Break in Service for participation and vesting purposes, a Participant who is absent from employment for any period on account of maternity or paternity reasons shall be credited with the Hours of Service which would otherwise have been credited to the Participant but for the absence, or in any case in which such hours cannot be determined, eight Hours of Service for each day of absence. For this purpose, an absence will be deemed to be for maternity or paternity reasons if the absence is due to: (i) the pregnancy of the Employee;
         (ii) the birth of a child of
         the Employee; (iii) the placement of a child with the Employee in connection with the adoption of such child by such Employee; or (iv) caring for such child for a period beginning immediately following such birth or placement. However, no more than 501 Hours of Service shall be credited under this paragraph (22) for any such pregnancy or placement. Hours of Service credited under this paragraph (22) shall be credited to the computation period in which the absence from work begins, if such credit is necessary to prevent a Break in Service, or, in any other case, in the immediately following computation period. The Company may request the Employee to provide information or documentation sufficient to establish that the absence from work is for reason(s) stated in this paragraph (22) and the number of days for which there was such an absence. No Hours of Service shall be credited under this paragraph upon the Employee's failure to provide such requested information.

             (23) The term "LEASED WORKER" shall be a person (other than a person who is an employee without regard to this paragraph (23) engaged in performing services for an Affiliate (the "recipient") pursuant to an agreement between the recipient and any other person ("Leasing Organization") who meets the following requirements:

                  (a) he has performed services for one or more Affiliates (or for any other "related persons" determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year;

                  (b) such services are under the primary direction or control of the recipient, and

                  (c) he is not participating in a "safe harbor plan" of the Leasing Organization. (For this purpose, a "safe harbor plan" is a plan that satisfies the requirements of Section 414(n)(5) of the Code, which will generally be a money purchase pension plan with a non-integrated employer contribution rate of at least ten percent of compensation and which provides for immediate participation and full and immediate vesting.)

         A person who is a Leased Worker shall also be considered an employee of an Affiliate during such period (and solely for the purpose of determining length of service for participation and vesting purposes, and shall also be considered to have been an employee for any earlier period in which he was a Leased Worker) but shall not be a Participant and shall not otherwise be eligible to become covered by the Plan during any period in which he is a Leased Worker. Notwithstanding the foregoing, the sole purpose of this paragraph (23) is to define and apply the term "Leased Worker" strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(n) of the Code relating to "leased employees." This paragraph (23) shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendment of language, so as to satisfy solely the minimum requirements of Section 414(n) of the Code.

             (24) The term "ONE-YEAR BREAK IN SERVICE" shall mean any Plan Year during which an Employee completes not more than 500 Hours of Service.

             (25) The term "PARTICIPANT" shall mean an Eligible Employee who participates in the Plan in accordance with the provisions of Article II.

             (26) The term "PAY PERIOD" shall mean the payroll period for which a Participant receives Compensation from an Employer while a Participant.

             (27) The term "PLAN" shall mean the Ferro Corporation Bargaining Unit 401(k) Plan which is the profit-sharing plan set forth herein, with all amendments hereafter made.

             (28) The term "PLAN ADMINISTRATOR" shall mean the Company, which is the administrator for purposes of ERISA and the plan administration for purposes of the Code.

             (29) The term "PLAN YEAR" shall mean the period from each 12-month period beginning each January 1 and terminating each subsequent December 31.

             (30) The term "PRE-TAX CONTRIBUTION ACCOUNT" shall mean the Separate Account of a Participant to which Pre-Tax Contributions are credited in accordance with the provisions of Section 4.3.

             (31) The term "PRE-TAX CONTRIBUTION" shall mean any cash or deferred arrangement contribution which is made to the Plan by an Employer on behalf of a Participant in accordance with the provisions of Section 3.1 and a duly filed Compensation reduction authorization.

             (32) The term "RETIREMENT AGE" shall mean age 65, which shall be normal retirement age for purposes of the Code and ERISA.

             (33) The term "ROLLOVER ACCOUNT" shall mean the Separate Account of a Participant to which Rollover Contributions or Transferred Contributions are credited in accordance with the provisions of Section
         3.3 or 3.4.

             (34) The term "ROLLOVER CONTRIBUTION" shall mean any contribution made to the Plan by a Participant in accordance with the provisions of
         Section 3.3 and described in Section 402(c), 403(a)(4), or 408(d)(3)(A) of the Code.

             (35) The term "SEPARATE ACCOUNT" shall mean any of the accounts which are established and maintained in accordance with the provisions of Section 5.3.

             (36) The term "TOTAL DISABILITY" shall mean the incapacity of a Participant because of a medically demonstrable physical or mental condition either (a) to the extent that he is unable to engage in any substantial employment or occupation, which might reasonably be considered within his capabilities, other than such employment as is found to be for the purpose of rehabilitation or not incompatible with the finding of total and permanent disability, or (b) to the extent that his continuing to engage in any such employment would, in competent medical opinion, endanger his life. Any such total disability shall be deemed to be permanent for the purposes of the Plan if, in competent medical opinion, it still exists upon the cessation of accident and sickness or salary continuation benefits and it may be expected to continue for the remainder of such Participant's life.

             (37) The term "TRANSFERRED CONTRIBUTIONS" shall mean any assets which are transferred to the Trustee of the Plan in accordance with the provisions of Section 3.4.

             (38) The term "TRUST" shall mean the trust established under the Trust Agreement to hold and invest contributions made under the Plan.

             (39) The term "TRUST AGREEMENT" shall mean the agreement between the Company and the Trustee establishing and maintaining the Trust.

             (40) The term "TRUSTEE" shall mean the designated, qualified and acting trustee of the Trust under the Trust Agreement at any time.

             (41) The term "VALUATION DATE" shall mean each business day of a Plan Year or such other date as may be agreed upon by the Company and the Trustee.

             (42) The term "YEARS OF VESTING SERVICE" shall mean the years of service credited to a Participant for purposes of determining his vested interest in his Separate Accounts pursuant to the provision of
         Article VII.

                  1.2 CONSTRUCTION. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural and the masculine pronoun to include the feminine.

                                   ARTICLE II

                           ELIGIBILITY TO PARTICIPATE
                           --------------------------

                  2.1 COMMENCEMENT OF PARTICIPATION. Each Eligible Employee shall become a Participant as of the applicable Entry Date hereinafter set forth.

------------------------------- ----------------------------- ------------------------------- ---------------------------------
      ELIGIBLE EMPLOYEE
        CLASSIFICATION                    FACILITY                ELIGIBLE CONTRIBUTIONS                 ENTRY DATE
------------------------------- ----------------------------- ------------------------------- ---------------------------------
1.       Eligible Employees     Brecksville Powder Coating    Employer Profit Sharing         First Entry Date following the
         represented by Local              Plant              Contributions and Pre-Tax       60-day period after such an
         1170-1 of the United                                 Contributions                   Eligible Employee's Employment
         Steelworkers of                                                                      Commencement Date
         America, AFL-CIO
------------------------------- ----------------------------- ------------------------------- ---------------------------------
2.       Eligible Employees     4150 Operations, Electronic   Employer Profit Sharing         First Entry Date following the
         represented by Local       Materials Division        Contributions and Pre-Tax       60-day period after such an
         1170-2 of the United                                 Contributions                   Eligible Employee's Employment
         Steelworkers of                                                                      Commencement Date
         America, AFL-CIO
------------------------------- ----------------------------- ------------------------------- ---------------------------------
3.       Eligible Employees           4150 Operations         Employer Profit Sharing         First Entry Date following the
         represented by Local                                 Contributions and Pre-Tax       60-day period after such an
         1170 of the United                                   Contributions                   Eligible Employee's Employment
         Steelworkers of                                                                      Commencement Date
         America, AFL-CIO
------------------------------- ----------------------------- ------------------------------- ---------------------------------
4.       Eligible Employees       Polymer Additives Walton    Pre-Tax Contributions           First Entry Date immediately
         represented by Local       Hills, Ohio Facility                                      following such an Eligible
         7243-8 of the United                                                                 Employee's Employment
         Paperworkers                                                                         Commencement Date or the
         International Union                                                                  applicable effective date on
                                                                                              Appendix C, whichever occurs
                                                                                              later
------------------------------- ----------------------------- ------------------------------- ---------------------------------


------------------------------- ----------------------------- ------------------------------- ---------------------------------
5.       Eligible Employees         Polymer Additives Fort    Employer Profit Sharing         First Entry Date immediately
         represented by Local       Worth, Texas Facility     Contributions                   following such an Eligible
         895 of the Paper,                                                                    Employee's Employment
         Allied Industrial                                                                    Commencement Date or the
         Chemical and Energy                                                                  applicable effective date on
         Workers                                                                              Appendix C, whichever occurs
         International Union,                                                                 later.
         AFL-CIO
                                                                                              First Entry Date immediately
                                                              Pre-Tax Contributions           following the 90-day period
                                                                                              after such an Eligible
                                                                                              Employee's Employment
                                                                                              Commencement Date or the
                                                                                              applicable effective date on
                                                                                              Appendix C, whichever occurs
                                                                                              later.

------------------------------- ----------------------------- ------------------------------- ---------------------------------
6.       Eligible Employees     Plastic Colorants Stryker,    Employer Profit Sharing         First Entry Date immediately
         represented by Local   Ohio Facility                 Contributions and Pre-Tax       following the 90-day period
         211 of the United                                    Contributions                   after such an Eligible
         automobile,                                                                          Employee's Employment
         Aerospace and                                                                        Commencement Date or the
         Agriculture Workers                                                                  applicable effective date on
         of America                                                                           Appendix C, whichever occurs
                                                                                              later.

------------------------------- ----------------------------- ------------------------------- ---------------------------------
7.       Eligible Employees     Electronic Materials          Pre-Tax Contributions           First Entry Date immediately
         represented by Local   Niagara Falls, New York                                       following such an Eligible
         12230 of the United    Facility                                                      Employee's Employment
         Steelworkers of                                                                      Commencement Date or the
         America                                                                              applicable effective date on
                                                                                              Appendix C, whichever occurs
                                                                                              later.
------------------------------- ----------------------------- ------------------------------- ---------------------------------

         2.2 CHANGES IN EMPLOYMENT STATUS. If a Participant ceases to be an Eligible Employee but continues to be employed by the Company or an Affiliate, he shall become an inactive Participant until his participation in the Plan is otherwise terminated in accordance with the provisions of the Plan or he again becomes an Eligible Employee and an active Participant.

         2.3 ELECTION FORM. Each Participant shall make an election with respect to Pre-Tax Contributions in accordance with procedures established by the Company. Such election shall contain the following information:

             (a) his authorization for his Employer to reduce his Compensation in order to make Pre-Tax Contributions on his behalf pursuant to the provisions of Section 3.1;


             (b) his election with respect to the investment of his Pre-Tax Contributions pursuant to the provisions of Section 5.4; and

             (c) his election with respect to the investment of any Employer Profit-Sharing Contributions pursuant to the provisions of
                   Section 5.4.

         2.4 REEMPLOYMENT OF FORMER PARTICIPANT. Except as otherwise provided in the Plan, if a former Participant who terminates employment with the Affiliated Group is reemployed by an Employer as an Eligible Employee, such individual shall again become a Participant as of his Reemployment Date.

                                   ARTICLE III

                                  CONTRIBUTIONS

         3.1 PRE-TAX CONTRIBUTIONS. Commencing with the date as of which an Eligible Employee becomes a Participant and is eligible to make Pre-Tax Contributions in accordance with the provisions of Section 2.1, such Participant may elect pursuant to procedures established by the Company, to have Pre-Tax Contributions made on his behalf to the Plan by his Employer; provided, however, that such percentage shall not be less than one percent nor more than 10 (15 on and after January 18, 2000) percent and in no event shall such Pre-Tax Contributions of the Participant and any cash or deferred arrangement contributions made on behalf of such Participant under all other qualified plans maintained by the Company or any Affiliate during a calendar year exceed the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such calendar year. If a Participant elects to have Pre-Tax Contributions made on his behalf, his Compensation shall be reduced by the percentage he elects pursuant to the terms of the Compensation reduction authorization described in paragraph (a) of Section 2.3 or Section 3.6.

         3.2 EMPLOYER PROFIT-SHARING CONTRIBUTIONS. For each Plan Year quarter, the Employers shall cause an Employer Profit-Sharing Contribution to be made to the Trustee for such Plan Year quarter with respect to Participants who are employed as Employees on the last day of such Plan Year quarter, who have terminated during such Plan Year quarter due to death, Total Disability, or retirement on or after attainment of age 65, or who have been involuntarily terminated subject to recall. Such Employer Profit-Sharing Contribution shall be an amount equal to the aggregate sum of the product of each Participant's Contribution Hours during each Pay Period that ends within such Plan Year quarter multiplied by the applicable effective Contribution Rate set forth below:

-------------------------------------------------------------------------------------------- ------------ ------------
                                PARTICIPANT CLASSIFICATION                                    EFFECTIVE   CONTRIBUTION
                                                                                                DATE         RATE
-------------------------------------------------------------------------------------------- ------------ ------------
Participants represented by Local 1170-1 of the United Steelworkers of America and           01/01/95-    $.25
employed at the Brecksville Powder Coating Plant                                             10/31/99

                                                                                             11/01/99     $.35
-------------------------------------------------------------------------------------------- ------------ ------------
Participants represented by Local 1170-2 of the United Steelworkers of America and           01/01/99     $.25
employed at the 4150 Operations, Electronic Materials Division

-------------------------------------------------------------------------------------------- ------------ ------------
Participants represented by Local 1170 of the United Steelworkers of America, employed at    01/01/99     $.40
the 4150 Operations and hired after October 12, 1998

-------------------------------------------------------------------------------------------- ------------ ------------
Participants represented by Local 895 of the Paper, Allied Industrial, Chemical & Energy     04/04/00-    $.65
Workers International Union, AFL-CIO, at the Ft. Worth, Texas facility                       11/30/00
                                                                                             12/01/00-    $.70
                                                                                             11/30/01
                                                                                             12/01/01     $.75

-------------------------------------------------------------------------------------------- ------------ ------------
Participants represented by Local 211 of the United Automobile, Aerospace and Agricultural   04/25/00     $.30
Workers of America, at the Stryker, Ohio facility
-------------------------------------------------------------------------------------------- ------------ ------------
Participants represented by Local 7243-8 of the United Paperworkers International Union at   09/10/00-    $.10
the Polymer Additives Walton Hills, Ohio facility                                            09/09/01
                                                                                             09/10/01-    $.20
                                                                                             09/09/02
                                                                                             09/10/02-    $.30
                                                                                             09/09/03
                                                                                             09/10/03     $.40
-------------------------------------------------------------------------------------------- ------------ ------------

Each Participant who is eligible for an Employer Profit-Sharing Contribution shall have an amount equal to the portion of the quarterly Employer Profit-Sharing Contribution which is attributable to his Contribution Hours allocated and credited to the Participant's Employer Contribution Account pursuant to the provisions of Section 4.3.

         3.3 ROLLOVER CONTRIBUTIONS. With the approval of the Company and in accordance with procedures established by the Company, a Participant may elect to make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee assets in cash which constitute such Rollover Contribution at such time or times and in such manner as shall be specified by the Company. Upon receipt by the Trustee, such assets shall be deposited in the Trust, credited to a Rollover Account established on behalf of such Participant, and invested in the Funds in accordance with an investment election made by the Participant pursuant to procedures established by the Company. Such election shall specify a combination of investment selections among the Funds, in the form, manner and time prescribed by the Company. A Rollover Contribution by a Participant pursuant to this
Section 3.3 shall not be deemed to be a contribution of such Participant for any purpose of the Plan and shall be fully vested in the Participant at all times.

         3.4 TRANSFERRED CONTRIBUTIONS. The Company may cause the transfer to the Trustee of funds representing the vested account balances (hereinafter referred to as "Transferred Contributions") of Participants held by a funding agent of a tax-qualified plan (hereinafter referred to as a "transferor plan") in which such Participants previously participated; provided, however, that (i) such transfer shall be made at such time or times and in such manner as shall be specified by the Company in accordance with procedures established by the Company; (ii) no such transfer shall be permitted from a transferor plan on behalf of a Participant who was at any time a five percent owner of the employer maintaining such transferor plan; and (iii) no portion of such transfer shall be composed of assets attributable to deductible employee contributions. The Trustee shall credit the Rollover Account of any Participant on whose behalf such transferred amount and shall invest such amount in the Funds in accordance with an investment election made by such Participant pursuant to procedures established by the Company. The portion of the Rollover Account of a Participant attributable to Transferred Contributions shall be fully vested in such Participant at all times.

         3.5 ELECTION TO CHANGE PRE-TAX CONTRIBUTION AUTHORIZATIONS. Any Participant may change the percentage of his Compensation which is contributed as Pre-Tax Contributions by amending his Compensation reduction authorization in the form, time, and manner prescribed by the Company; provided, however, that he may only select a percentage of his Compensation which does not exceed the limitations set forth in Section 3.1.

         3.6 SUSPENSION OF PRE-TAX CONTRIBUTIONS. Any Participant who is making Pre-Tax Contributions under Section 3.1 or 3.5 may prospectively suspend such contributions by notifying the Company in the form, time, and manner prescribed by the Company.

         3.7 EFFECT OF PLAN TERMINATION OR WITHDRAWAL. Notwithstanding any other provision of the Plan to the contrary, the termination of the Plan or the withdrawal of an Employer from the Plan shall terminate the liability of the Employers or such Employer, respectively, to make further Employer Profit-Sharing Contributions to the Plan.

                                   ARTICLE IV

                         ADMINISTRATION OF CONTRIBUTIONS

         4.1 EXCESS ELECTIVE DEFERRALS. If a Participant who had Pre-Tax Contributions made on his behalf for a Plan Year files with the Company, within the time limit prescribed by the Company after the end of such Plan Year, a statement in the form acceptable to the Company, that he has made elective deferrals within the meaning of Section 402(g) of the Code for the taxable year in excess of the dollar limitation on elective deferrals in effect for such taxable year and specifies the amount of such excess the Participant claims as allocable to the Plan, the amount of such excess, adjusted for income or loss attributable to such excess elective deferral, shall be distributed to the Participant by April 15 of the year following the year of the excess elective deferral. Distributions pursuant to this Section 4.1 shall be made proportionately from the Separate Accounts to which Pre-Tax Contributions were made for such Plan Year.

         4.2 DELIVERY OF CONTRIBUTIONS. Each Employer shall cause to be delivered to the Trustee all Pre-Tax Contributions, Employer Profit-Sharing Contributions, Rollover Contributions, and Transferred Contributions made in accordance with the provisions of Article III as soon as reasonably practicable; provided, however, that in no event shall Pre-Tax Contributions become Plan assets later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash.

         4.3 CREDITING OF CONTRIBUTIONS. Subject to the provisions of Appendix B, Pre-Tax Contributions and Employer Profit-Sharing Contributions made to the Plan shall be credited to the Separate Accounts of a Participant in the following manner:

                  (a) The amount of Pre-Tax Contributions made on behalf of a Participant shall be credited to such Participant's Pre-Tax Contribution Account and shall be invested in the Funds pursuant to the provisions of Section 5.2.

                  (b) The amount of Employer Profit-Sharing Contributions allocated to a Participant shall be credited to such Participant's Employer Profit-Sharing Contribution Account and shall be invested in the Funds pursuant to the provisions of Section 5.2.

         4.4 NOTIFICATION. As soon as reasonably possible after the end of each Plan Year, the Company shall notify each Participant and Beneficiary of the balance of his Separate Accounts.

                                    ARTICLE V

              MAINTENANCE OF FUNDS AND INVESTMENT OF CONTRIBUTIONS

         5.1 ESTABLISHMENT AND MAINTENANCE OF FUNDS. The Company shall cause at least three Funds, in addition to the Company Stock Fund, to be established and maintained at all times. Each such Fund (other than the Company Stock Fund) shall be diversified and have different risk and return characteristics from the other Funds. Any Fund which invests in investments with restrictions regarding Funds to which investment transfers may be made or to which a minimum investment period is applicable shall not be considered as one of such requisite three Funds.
         5.2 INCOME ON FUNDS. Unless specifically provided otherwise in the Plan or the Trust Agreement, any dividends, interest, distributions, or other income received with respect to a Fund shall be reinvested in the Fund with respect to which such income was received by it.

         5.3 SEPARATE ACCOUNTS. As of the date an Employee first becomes a Participant, there shall be established Separate Accounts in his name which are dependent upon the Funds in which contributions are invested on his behalf under the Plan and subaccounts thereof which are dependent upon the type of contributions so invested on his behalf. Such Separate Accounts shall be maintained and administered for each Participant in accordance with the provisions of the Plan.

         5.4 INVESTMENT ELECTIONS. Each Participant, upon becoming a Participant under the Plan in accordance with the provisions of Section 2.1, shall make an investment election directing the manner in which his Pre-Tax Contributions, Employer Profit-Sharing Contributions, Rollover Contributions, if any, and Transferred Contributions, if any, shall be invested in the Funds. The investment election of a Participant shall specify a combination, which in the aggregate equals 100 percent, indicating in which Funds his Pre-Tax Contributions, Employer Profit-Sharing Contributions, Rollover Contributions and Transferred Contributions shall be invested. The investment option so elected by a Participant shall remain in effect until he ceases to be a Participant or changes his investment election. In the absence of an investment election by a Participant, such Participant shall be deemed to have elected to have his Separate Accounts invested in the stable value fund under the Plan. Each Participant may change his investment election with respect to future contributions and/or past contributions in the manner, form, and time period prescribed by the Company.

         5.5 VOTING OF COMPANY STOCK Each Participant or Beneficiary who has shares of Company Stock allocated to his Separate Accounts under the Plan shall be a named fiduciary with respect to the voting of Company Stock held in the Plan and shall have the following powers and responsibilities:

             (a) Prior to each annual or special meeting of the shareholders of the Company, the Company shall cause to be sent to each Participant who has Company Stock allocated to his Separate Accounts a copy of the proxy solicitation material therefor, together with a form requesting confidential voting instructions with respect to the voting of such shares. Upon receipt of a Participant's instructions, the Trustee shall then vote in person, or by proxy, such shares of Company Stock as so instructed.

             (b) Prior to each annual or special meeting of shareholders of the Company, the Company shall cause to be sent to each Participant who has Company Stock allocated to his Separate Accounts a copy of proxy solicitation material, together with a form requesting confidential voting instructions, with respect to the voting of Company Stock for which the Trustee does not receive instructions as provided in paragraph (a). Each such Participant shall instruct the Trustee to vote the number of such uninstructed shares of Company Stock equal to the proportion that the number of the shares of Company Stock allocated to his Separate Accounts bears to the total number of shares of Company Stock in the Plan for which instructions have been received as provided for in subparagraph (a). The Trustee shall then vote, in person, or by proxy, such shares of Company stock as so instructed.

             (c) Instructions received from Participants and Beneficiaries by the Trustee regarding the voting, the tendering, or the exchanging of Company Stock shall be held in strictest confidence and shall not be divulged to any other person, including officers or employees of the Company, except as otherwise required by law, regulation or lawful process.

             (d) The Company shall cause the Trustee to furnish to each Participant who has Company Stock credited to his Separate Accounts under the Plan notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Company Stock made to the Trustee. The Trustee shall request from each such Participant instructions as to the tendering or exchanging of Company Stock credited to his Separate Accounts and for this purpose the Trustee shall provide Participants with a reasonable period of time in which they may consider any such tender or exchange offer for, or request or invitation for tenders or exchanges of, Company Stock made to the Trustee. Within the time specified by the Trustee, the Trustee shall tender or exchange such Company Stock as to which the Trustee has received instructions to tender or exchange from Participants.

             (e) The Company shall cause the Trustee to furnish to each Participant who has Company Stock allocated to his Separate Accounts notice of any tender or exchange offer for, or a request or invitation for tenders or exchanges of, Company Stock made to the Trustee. The Trustee shall request from each such Participant instructions as to the tendering or exchanging of Company Stock for which the Trustee does not receive instructions as provided in subparagraph (d). Each such Participant shall instruct the Trustee with respect to the tendering or exchanging of the number of such unvoted shares of Company Stock equal to the proportion that the number of the shares of Company Stock allocated to his Separate Accounts bears to the total number of shares of Company Stock in the Plan for which instructions are received. Within the time specified by the Trustee, the Trustee shall then tender or exchange such shares of Company Stock as to which the Trustee has so received instructions to tender or exchange.

         5.6 INVESTMENT RESPONSIBILITY. The Plan is intended to constitute a plan described in Section 404(c) of ERISA and DOL Regs. Section 2550.404c-1 and insofar as the Plan complies with said Section 404(c), Plan fiduciaries shall be relieved of liability for any losses which are the direct result of investment instructions given by Participants and Beneficiaries. Notwithstanding the foregoing, to the extent that Section 404(c) of ERISA is not applicable, Participants shall be named fiduciaries with respect to the investment of their Separate Accounts.

         5.7 ACCOUNT BALANCES. For all purposes of the Plan, the balance of each Separate Account and subaccount of a Participant as of any date shall be the balance of each such

Separate Account and subaccount after all credits and charges thereto, for and as of such date, have been made as provided in the Plan.

                                   ARTICLE VI

                      WITHDRAWALS WHILE EMPLOYED AND LOANS

         6.1 WITHDRAWALS GENERALLY. A Participant may request a withdrawal of all or a portion of his Separate Accounts without a termination of employment with his Employer, but only in such amounts and under such conditions as specified in this Article VI. Withdrawals under Sections 6.2 and 6.3 shall be made from the Fund or Funds in which the subaccount or subaccounts of the Participant's Separate Accounts are invested.

         6.2 WITHDRAWAL OF ROLLOVER CONTRIBUTIONS AND PRE-TAX CONTRIBUTIONS. Upon proper application of a Participant after January 17, 2000 in the form and manner as the Company may specify, the Participant shall be permitted to make the following withdrawal from his Separate Accounts. He may withdraw, not more than once in a six-month period, a portion or all of the balance of his Rollover Account. After attainment of age 59-1/2, a Participant shall be permitted, not more often than once in a six-month period and provided he has already withdrawn the entire balance of his Rollover Account, to withdraw a portion or all of the balance of his Pre-Tax Contribution Account. If such a Participant withdraws all of his Pre-Tax Contribution Account, he shall then be permitted, not more than once in a six-month period, to withdraw a portion or all of the vested balance of his Employer Profit-sharing Contribution Account. A withdrawal under this
Section 6.2 shall not be less than the lesser of $500.00 or the balance in the applicable account.

         6.3 SPECIAL HARDSHIP WITHDRAWALS. Upon proper application of a Participant in such form and manner as the Company may specify, and to the extent consistent with applicable law, the Company, in its sole discretion may permit the Participant to withdraw a portion or all of the balance of his Pre-Tax Contribution Account, if the Participant has already withdrawn the entire balance of his Rollover Account in accordance with Section 6.2 and if the reason for such withdrawal is to enable the Participant to meet unusual or special situations in his financial affairs resulting in immediate and heavy financial needs which meet the requirements of Section 401(k) of the Code and regulations thereunder. Any withdrawal hereunder may not exceed the amount required to meet the immediate financial need and may only be made if such amount is not available from other resources of the Participant. In no event shall such withdrawals exceed, in the aggregate, the Participant's cumulative Pre-Tax Contributions to the Plan; the earnings on such Pre-Tax Contributions as well as Employer Profit-Sharing Contributions shall not be withdrawable prior to the Participant's death, disability or termination of employment. The unusual or special situations for which such a withdrawal may be made shall be limited to:

             (a) the payment of uninsured expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Participant, or the Participant's spouse or dependents;

             (b) the purchase (excluding mortgage expenses) of a principal residence for the Participant;

             (c) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children or dependents;

             (d) the prevention of the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence; or

             (e) the payment of an expense which the Company considers to constitute an immediate and heavy financial need that cannot be met from other sources.

In granting or refusing any request for withdrawal, the Company shall apply uniform standards in a consistent manner. In the event that a Participant withdraws any portion of his Pre-Tax Contribution Accounts under circumstances which satisfy the hardship withdrawal requirements of Section 401(k) of the Code, he shall not be able to make Pre-Tax Contributions for 12 months from the date of such withdrawal and he may not make Pre-Tax Contributions to the Plan or make tax deferred contributions to any other qualified plan maintained by the Company or an Affiliate for his next taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's Pre-Tax Contributions for the taxable year of the hardship distribution. Withdrawals made pursuant to this Section 6.3 shall be made so that any distribution will first reduce a Participant's Pre-Tax Contribution Account.

         6.4 PARTICIPANT LOANS. Upon proper application of a Participant in such form and manner as the Company may specify, the application, and the resulting loan, must meet the terms and conditions specified in the following provisions of this Section 6.4 as well as procedures established by the Company.

             (a) A loan shall not be made that exceeds the lesser of $50,000 (reduced by the amount, if any, of his highest outstanding loan balance in the immediately preceding 12 months) or 50 percent of the vested balance of the Participant's Separate Accounts. Notwithstanding the foregoing, in no event shall a loan exceed the aggregate current balance of a Participant's Pre-Tax Contribution Account and Rollover Account.

             (b) Notwithstanding the foregoing paragraph (b), any loan must be for an amount of at least $500.00.

             (c) The rate of interest applicable to a loan shall be reasonable and determined in accordance with procedures established by the Committee in compliance with 29 C.F.R. 2550.408b-1.

             (d) Principal and interest shall be payable in equal periodic installments (as prescribed by the Company) over such term as the Company may prescribe; provided, however, that, except in the case of a loan used to acquire the principal residence of the Participant, the term of the loan may not exceed five years.

             (e) The entire unpaid principal and interest may be declared due and payable in full, at the option of the Company, if the borrower shall be in default for more than 30 days under any of the terms of the loan.

             (f)   A Participant may only have one outstanding loan at any time.

             (g) Such other terms and conditions, including assessment of costs, as the Company may prescribe and that are not inconsistent with the terms of the Plan shall be applicable.

                                   ARTICLE VII

                            VESTING AND DISTRIBUTIONS

         7.1 VESTING SERVICE. Each Participant shall be credited with one Year of Vesting Service for each Plan Year in which he completes 1,000 or more Hours of Service.

         7.2 VESTED INTEREST. Except as specifically provided otherwise, a Participant's vested interest in his Employer Profit-Sharing Contribution Account shall be determined in accordance with the following vesting schedule:

                   Years of Vesting
                Service of a Participant                    Vested Interest
                ------------------------                    ---------------

                    Less than 2 years                               0%
                    2 or more years                               100%

Notwithstanding the foregoing, the vested interest of a Participant in his Employer Profit-Sharing Contribution Account shall become 100% vested upon the occurrence of one of the following events:

             (i)      attainment of age 65;
            (ii)      death; or
           (iii)      Total Disability

and the vested interest of a Participant in his Pre-Tax Contribution Account and Rollover Account shall always be 100%.

         7.3 FORFEITURES. If a Participant terminates employment for reasons other than death, Total Disability, or attainment of age 65 and is credited with less than two Years of Vesting Service and the vested interest of his Account is zero, the Participant will be deemed to have received distribution of his Separate Accounts as of the date on which he terminates employment. If a Participant terminates employment for reasons other than death, Total Disability, or attainment of age 65 and receives a distribution of the vested interest of his Separate Accounts prior to incurring five consecutive One-Year Breaks in Service, any amount which is not vested and which is forfeitable shall be treated as a forfeiture upon distribution to the Participant of his vested interest. Any amounts forfeited by Participants at each of the covered facilities during a Plan Year shall be allocated amount the Separate Accounts of Participants employed at such facility based upon the Pre-Tax Contributions of such Participants for such Plan Year. If a Participant receives or is deemed to have received a distribution which is less than the value of his Separate Accounts, and the Participant subsequently resumes employment with the Affiliated Group prior to incurring five consecutive One-Year Breaks in Service, the amount forfeited shall be restored to the Participant's Separate Accounts, unadjusted for any gains or losses occurring subsequent to the date of distribution. Restoration of the Participant's Separate Accounts shall include restoration of all protected benefits under Section 411(d)(6) of the Code with respect to such restored benefit in accordance with regulations issued by the Secretary of the Treasury. Such restoration shall be made first from amounts forfeited during such year and then from special contributions of the Employers which shall not constitute an annual addition for purposes of Section 415 of the Code. In the event such a Participant is deemed to have received a distribution pursuant to this Section 7.3, and the Participant resumes employment covered under the Plan before the date the Participant incurs five consecutive One-Year Breaks in Service, upon reemployment of such Participant, the balance of the Separate Accounts of the Participant attributable to Employer Profit-Sharing Contributions shall be restored to his Separate Accounts.

         7.4 ELECTION OF FORMER SCHEDULE. In the event the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Separate Accounts, any Participant with three or more Years of Vesting Service shall have a right to have his nonforfeitable interest in his Separate Accounts continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the vested interest of such Participant in his Separate Accounts under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. Such Participant shall exercise such right by giving written notice of his exercise thereof to the Company within 60 days after the latest of (i) the date he receives notice of such amendment from the Company, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 7.4, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.

         7.5 TRANSFERS. Notwithstanding the provisions of Section 7.1, Years of Vesting Service credited under the Plan shall be subject to the provisions hereinafter set forth.

             (a) Any person who transfers or re-transfers to employment with an Employer as an Eligible Employee directly from other employment (i) with an Employer in a capacity other than as an Eligible Employee or (ii) with an Affiliate, shall be credited with Years of Vesting Service, for such other employment as if such other employment were employment with an Employer as an Eligible Employee.

             (b) Any person who transfers from employment with an Employer as an Eligible Employee directly to other employment (i) with an Employer in a capacity other than as an Eligible Employee or
                   (ii) with an Affiliate, shall be deemed by such transfer not to lose his credited Years of Vesting Service and shall be deemed not to retire or otherwise terminate his employment until such time as he is no longer in the employment of the Affiliated Group; provided, however, that up to such time he shall receive credit for Years of Vesting Service for such transferred employment as if it were employment with an Employer as an Eligible Employee.

         7.6 LOSS AND REINSTATEMENT OF YEARS OF VESTING SERVICE. Except as otherwise specifically provided in this Section 7.6, a Participant's Years of Vesting Service shall be lost if he retires or if his employment with the Company and Affiliates terminates and, if he thereafter returns to employment as an Eligible Employee, he shall be treated for Plan purposes as a new Eligible Employee. Notwithstanding the foregoing provisions, a retired or former Participant who returns to employment with an Employer or an Affiliate shall be reinstated with the Years of Vesting Service with which he was credited at the time of his prior retirement or other termination of employment if:

             (a) he was eligible for a benefit from his Separate Accounts at the time of his previous retirement or other termination of employment, or

             (b) he terminated his employment before satisfying the conditions of eligibility for a benefit from his Separate Accounts and the number of his consecutive One-Year Breaks in Service is less than five or the aggregate number of his Years of Vesting Service at the time of such prior termination of employment was greater than the number of his consecutive One-Year Breaks in Service (the aggregate number of Years of Vesting Service not to include any Years of Vesting Service not required to be taken into account due to previous Breaks in Service); provided, however, that if he should return to employment with the Company and Affiliates in a capacity other than as an Eligible Employee, his period of employment shall be treated for purposes of the Plan in accordance with the provisions of Section 7.5(b).

         7.7 METHODS OF PAYMENT OF DISTRIBUTABLE BENEFITS. Except as specifically provided otherwise, upon retirement, death, Total Disability, or termination of employment of a Participant, the portion of a Participant's Separate Accounts invested in the Company Stock Fund shall be distributed at the election of the Participant or Beneficiary to him either in whole shares of Company Stock with any fractional shares distributed in cash, or in cash. The balance of such Participant's Separate Accounts shall be distributed in cash. A Participant or Beneficiary shall request the form of distribution of his benefits under the Plan in the manner and time prescribed by the Company. Notwithstanding the foregoing, if the value of a Participant's or a Beneficiary's vested Separate Accounts does not exceed $5,000 (or such higher amount permitted under Section 417(e) of the Code) distribution thereof shall be made to such Participant or Beneficiary as soon as practicable in a single lump sum payment. No distribution of a vested Separate Accounts which is in excess of $5,000 (or such higher amount permitted under Section 417(e) of the Code), may be made to a Participant prior to Retirement Age unless such Participant consents in writing to such distribution.

         7.8 TIMING OF PAYMENTS OF DISTRIBUTABLE BENEFITS. Notwithstanding any provision in the Plan to the contrary, effective as of January 1, 1997, all distributions required under this Article VII shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the proposed Treasury Regulations. Accordingly, the entire interest of a Participant in his Separate Accounts must be distributed or must begin to be distributed no later than the Participant's Mandatory Distribution Date. A Participant's Mandatory Distribution Date shall be the date determined under paragraph (a) or the date determined under paragraph (b), whichever is earlier:

             (a) unless the Participant elects otherwise, the 60th day after the end of the Plan Year in which the latest of the following dates occurs: (i) the Participant's Retirement Age, (ii) the tenth anniversary of the date on which the Participant first became a Participant and (iii) the date of the Participant's retirement or other termination of employment; or

             (b) the April 1 following the calendar year in which the later of the following applicable dates occurs: (i) the date on which the Participant attains age 70-1/2, or (ii) the date on which the Participant retires (except for a Participant who is a 5% owner, as defined in Section 416(i)(1)(B)(i) of the Code, the date determined under this paragraph (b) shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, without regard to the date of the Participant's retirement).

In the event that a 5% owner has not terminated employment as of his Mandatory Distribution Date, he shall receive distribution of his Separate Accounts pursuant to the provisions of this Section 7.8 in effect prior to January 1, 1997. In the event that any Participant (other than a 5% owner) who is employed by the Affiliated Group on January 1, 1997, has begun to receive distribution of his Separate Accounts pursuant to the provisions of the Plan in effect prior to January 1, 1997, such Participant may elect in writing in the manner and form required by the

Company to have such distributions that become payable after January 1, 1997 terminate until his Separate Accounts become payable after his retirement in accordance with the terms of the Plan in effect at such time. Any Participant (other than a 5% owner) who attains age 70-1/2 in 1996, 1997, or 1998 may elect in writing in the manner, time, and form required by the Company to defer payments from his Separate Accounts until after his retirement pursuant to the terms of the Plan in effect at such time. In the event that such a Participant does not make such an election, distribution of his Separate Accounts shall continue to be made to him pursuant to the provisions of this Section 7.8 in effect prior to January 1, 1997. In the event that a Participant dies before the Participant's Mandatory Distribution Date, distribution of his Separate Accounts is to be made in a single sum, such distribution must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         7.9 MANAGEMENT AND INVESTMENT OF SEPARATE ACCOUNTS AFTER TERMINATION OF EMPLOYMENT. The Separate Accounts of a Participant who is eligible for a distribution of all or a portion thereof, until complete distribution of such Separate Accounts, change the investment of any percentage of the current balance of his Separate Accounts in accordance with the provisions of Section
5.5. If the Participant dies before his Separate Accounts has been paid in full to such Participant, the remaining portion of his Separate Accounts shall be paid in cash or in shares of Company Stock of the Company as soon as practicable to the Beneficiary, but not later than the applicable date under Section 7.8. In the event of the death of a Beneficiary under such circumstances, his Separate Accounts shall be paid in accordance with the provisions of Section 7.8.

         7.10 BENEFITS TO MINORS AND INCOMPETENTS. In case any person entitled to receive payment under the Plan shall be a minor, the Company, in its discretion, may dispose of such amount in any one or more of the following ways:

             (1)   By payment thereof directly to such minor;

             (2)   By application thereof for the benefit of such minor;

             (3) By payment thereof to either parent of such minor or to any adult person with whom such minor may at the time be living or to any person who shall be legally qualified and shall be acting as guardian of the person or the property of such minor or to a custodian for such minor under the Uniform Gifts to Minors Act of any state; provided only that the parent or adult person to whom any amount shall be paid shall have advised the Committee in writing that he will hold or use such amount for the benefit of such minor.

In the event that it shall be found that a person entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified committee or other legal representative), such payment may be made to the legal guardian of such person, or to a custodian for such minor under the Uniform Gifts to Minors Act of any state.

                                  ARTICLE VIII

                                  BENEFICIARIES

         8.1 DESIGNATION OF BENEFICIARY. Each Participant may designate a Beneficiary to whom distribution shall be made hereunder in the event such Participant dies before his interest is distributed to him in full. If such Participant has a spouse, his spouse shall be his Beneficiary and receive distribution of his remaining interest in accordance with the provisions of
Section 8.4; provided, however, that such a Participant may designate a person or persons other than his spouse as his Beneficiary if the requirements of
Section 8.3 are met. Any such designation or change of designation shall be subject to the provisions of Section 8.3 and shall be made in writing in the form prescribed by the Company and shall become effective only when filed by the Participant with the Company; provided, however, that any such designation or change of designation which is received by the Company after the death of the Participant shall be disregarded.

         8.2 BENEFICIARY IN ABSENCE OF A DESIGNATED BENEFICIARY. If (i) a Participant who dies does not have a surviving spouse and (ii) either no Beneficiary has been designated pursuant to the provisions of Section 8.1 and
8.3 or no Beneficiary survives such Participant or former Participant, then the Beneficiary shall be the estate of such Participant. If any Beneficiary designated pursuant to Section 8.1 dies after becoming entitled to receive distributions hereunder and before such distributions are made in full, and if no other person or persons have been designated to receive the balance of such distributions upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.

         8.3 SPOUSAL CONSENT TO BENEFICIARY DESIGNATION. In the event a Participant is married, any Beneficiary designation, other than a designation of his spouse as Beneficiary, shall be effective only if his spouse consents in writing thereto and such consent acknowledges the effect of such action and is witnessed by a Plan representative or a notary public, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

                                   ARTICLE IX

                                 ADMINISTRATION

         9.1 AUTHORITY OF THE COMPANY. For purposes of the Code, the Company shall be the Plan Administrator. The Company shall have the authority and the power to perform the functions conferred upon it herein, subject to the limitations hereinafter set forth. The Company shall have the sole right to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 9.3. In exercising such powers and authorities, the Company shall at all times exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Company may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Company is hereby designated as a "named fiduciary" of the Plan as such term is defined in
Section 402(a)(2) of ERISA. The Company, by action of its Board of Directors, may designate a person other than itself to carry out any of such powers, authorities or responsibilities.

         9.2 ACTION OF COMPANY. Any act authorized, permitted, or required to be taken by the Company under the Plan, which has not been delegated in accordance with Section 9.1, may be taken by a majority of the members of the Board of Directors of the Company, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Company under the Plan shall be in writing and signed by either (a) a majority of the members of the Board of Directors of the Company, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (b) a person who becomes authorized to act for the Company in accordance with the provisions of
Section 9.1. Subject to the provisions of Section 9.3, any action taken by the Company which is authorized, permitted, or required under the Plan shall be final and binding upon the Company and the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Company or the Trustee. The Company shall have exclusive responsibility with respect to determining the amount of any Employer Profit-Sharing Contributions. Such determination shall be final, binding, and conclusive upon the Employer, the Trustee, Participants and Beneficiaries.

         9.3 CLAIMS REVIEW PROCEDURE. Whenever the Company decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to a the "Claimant"), the Plan Administrator shall transmit to the Claimant a written notice of the Company's decision, which shall be written in a manner calculated to be understood by the Claimant and contain a statement of the specific reasons for the denial of the claim and a restatement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Company in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefor, which request shall contain the following information:

             (a) the date on which the Claimant's request was filed with the Plan Administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

             (b) the specific portions of the denial of his claim which the Claimant requests the Plan Administrator to review;

             (c) a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse the Trustee's previous denial of his claim for benefits and accept his claim as made; and

             (d) any written material (offered as exhibits) which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph
                   (c).

Within 60 days of the date determined pursuant to paragraph (a) of this Section 9.3, the Plan Administrator shall conduct a full and fair review of the Company's decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the Plan Administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

         9.4 INDEMNIFICATION. In addition to whatever rights of indemnification the members of the Board of Directors of the Company, or any other person or persons to whom any power, authority, or responsibility of the Company is delegated pursuant to Section 9.1, may be entitled under the articles of incorporation, regulations, or by-laws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith.

         9.5 QUALIFIED DOMESTIC RELATIONS ORDERS. The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

         9.6 FINALITY OF DETERMINATION. The Company shall have the exclusive responsibility with respect to determining the amount of contributions, Pre-Tax Contributions, Employer Profit-Sharing Contributions, and any adjustment thereto to comply with the terms of the Plan or the Code. A determination so made shall be final and conclusive upon the Employers, all Participants, and Beneficiaries.

         9.7 ADMINISTRATIVE EXPENSES. Each Fund shall be charged with any administrative expenses, investment transfer fees, brokerage fees, transfer taxes and other expenses incurred in connection with the sale, purchase and management of the assets of the Fund. The fees of the Trustee and all other administrative expenses of the Plan and Trust shall be paid by the Trustee from the assets of the Trust unless the Company, in its discretion, elects to pay any such fees and/or expenses.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

         10.1 AMENDMENT. Subject to the provisions of Section 10.2, the Company may, at any time and from time to time, amend the Plan.

         10.2 LIMITATION ON AMENDMENT. The Company shall make no amendment to this Agreement which shall result in the forfeiture or reduction of the interest of any Participant or Beneficiary in the Funds; provided, however, that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan. Moreover, no such amendment shall be made hereunder which shall permit any part of the Plan assets to revert to an Employer or an Affiliate or to be used for or to be diverted to purposes other than the exclusive benefit of the Participants and their Beneficiaries.

         10.3 TERMINATION. The Company reserves the right to terminate the Plan at any time. Moreover, the Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by the Employers. The effective date of such termination or discontinuance of contributions being hereinafter referred to as the "termination date." Upon any such termination of the Plan, the following provisions shall be applicable.

             (a) If the Plan is terminated or partially terminated, the vested interest of each Participant directly affected by such termination shall become 100%, effective as of such termination date.

             (b) If the Plan is amended so as to permanently discontinue Employer Profit-Sharing Contributions or if the Employer Profit-Sharing Contributions are in fact permanently discontinued, the vested interest of each Participant directly affected by such discontinuance shall become 100%, effective as of the date of discontinuance.

             (c) Upon a Plan termination or discontinuance of Employer Profit-Sharing Contributions, any previously unallocated Employer Profit-Sharing Contribution and net income (or net loss) shall be allocated among the Employer Profit-Sharing Contribution Amounts of the Participants directly affected by such event as of the date of such termination or discontinuance according to the provisions of Article III, as if such date of such event was an allocation date. Thereafter, the net income (or net loss) shall continue to be allocated to such Employer Profit-Sharing Contribution Accounts until the Separate Account balances are distributed. In the event of a Plan termination, the date of the final distribution shall be treated as a Valuation Date.

             (d) Following a Plan termination or discontinuance, the Plan shall continue to be administered in accordance with its terms until such time as the Company provides the Trustee with instructions as to the liquidation of the Plan's assets. The Company may amend the Plan to provide for the procedures to be followed in providing for the liquidation of the assets of the Plan upon a Plan termination or discontinuance; provided, however, that no such amendment or other procedure for the liquidation of the Plan's assets shall permit (i) the Plan's assets to be used for any purpose other than providing benefits to Participants and their Beneficiaries, and defraying the reasonable expenses of administering the Plan, including the liquidation thereof, and (ii) distributions to or with respect to the Participants directly affected by the Plan termination or discontinuance which are made at a time and are payable in a form and manner not in accordance with the provisions of the Plan.

         10.4 CORPORATE REORGANIZATION. The merger, consolidation, or liquidation of the Company or any Employer with or into the Company or any other Employer shall not constitute a termination of the Plan as to the Company or such Employer.

         10.5 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. The Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless each Participant or Beneficiary, would, in the event such other plan then terminated, be entitled to a benefit immediately following such event which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation or transfer.

                                   ARTICLE XI

                      ADOPTION AND WITHDRAWAL BY AFFILIATES

         11.1 ADOPTION. Any Affiliate which at the time is not an Employer may, with the consent of the Company, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be delivered by the Company.

         11.2 WITHDRAWAL OF AN EMPLOYER. An Employer other than the Company may, by action of its Board of Directors, withdraw from the Plan, such withdrawal to be effective upon notice in writing to the Company (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date") and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or in the event it ceases to be Affiliate.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1 NO COMMITMENT AS TO EMPLOYMENT. Nothing contained in the Plan shall be construed as a commitment or agreement upon the part of any Participant hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of an Employer to continue the employment or rate of compensation of any Participant hereunder for any period.

         12.2 BENEFITS. Nothing contained in the Plan shall be construed to confer any right or claim upon any person other than the parties hereto, Participants, and Beneficiaries.

         12.3 SPENDTHRIFT CLAUSE. No right or interest of any kind under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind, nor shall any such right or interest be subject in any manner to the debts or liabilities of such Participant or Beneficiary. If by reason of any attempt by a Participant or Beneficiary to alienate, sell, transfer, assign, pledge, encumber or otherwise dispose of any right or interest under the Plan, or if by reason of bankruptcy or insolvency or because of any attachment, garnishment or other proceedings, or any order, finding or judgment of any court, either in law or in equity, prior to the actual transfer and delivery of such right or interest to such Participant or Beneficiary, such right or interest except for this provision would be payable to, or enjoyed by some person, firm or corporation other than such Participant or Beneficiary, then any such right or interest shall cease and thereafter the Trustee, upon the direction of the Committee, shall from time to time as and when payments would otherwise (except for this provision) become due and payable to such Participant or Beneficiary, pay or deliver to or expend for the use and benefit of such Participant or Beneficiary or to or for the use of any person dependent upon such Participant for support from any amount which would have been payable or distributable to such Participant or Beneficiary, except for this provision, such sums as the Committee in its discretion may deem necessary or advisable for his support or for the support of anyone dependent upon him. At the time when, except for this provision, final payment would be required to be made to such Participant or Beneficiary, there shall be paid to such Participant or Beneficiary only so much of the balance remaining to his credit under the Plan as the Committee, in the exercise of its sole discretion, may direct, and the remainder thereof, if any, shall be paid over and delivered to his spouse, if any, or if none, to his children, if any, in equal shares; and if there be no spouse or children of such Participant or Beneficiary in existence at such time, the Trustee shall pay and deliver any portion of such remaining balance which is not paid to such Participant or Beneficiary to the person or persons who would be entitled under the statutes of descent and distribution of the jurisdiction in which such Participant or Beneficiary is then domiciled, to inherit any property with respect to which such Participant or Beneficiary should die intestate at such time.

         12.4 NO GUARANTEES. Neither any Employer nor the Trustee guarantees the Trust from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.

         12.5 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the provisions of the Plan by the Company shall be construed or relied upon as a precedent for similar action under similar circumstances.

         12.6 EXCLUSIVE BENEFIT. No part of the Plan assets shall be used for any purpose other than the exclusive purpose of providing benefits which Participants and Beneficiaries are entitled to under the Plan and for the purpose of defraying the reasonable expenses of administering the Plan.

         12.7 DUTY TO FURNISH INFORMATION. Each of the Employers or the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that any reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

         12.8 ADDENDA. In the event that it is deemed necessary to accommodate any transition of coverage under other benefit plans to coverage under the Plan with respect to certain groups of Employees, an Addendum setting forth special overriding provisions applicable to such Employees may be added to the Plan. Any such Addendum shall for all purposes constitute part of the Plan and, in the event of conflict with any other provision of the Plan, shall control.

         12.9 PROVISIONS WITH RESPECT TO UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

         12.10 INTERNAL REVENUE SERVICE DETERMINATION. Notwithstanding any other provision of the Plan to the contrary, each contribution of the Employers made to the Trust Fund is conditioned upon the requirement that the amount of the contribution shall be deductible under Section 404 of the Code. In the event that any contribution, or portion thereof, is disallowed or made due to a mistake of fact, such contribution or portion shall be returned by the Trustee to the Company, if demand therefor is made by the Company within the time allowed by law.

         12.11 GOVERNING LAW. The Plan shall be construed and interpreted in accordance with the laws of the State of Ohio.

         Executed at Cleveland, Ohio, this 15th day of  November, 2000

                                             FERRO CORPORATION

                                             By:/s/ Hector R. Ortino
                                                --------------------
                                                 Title

                                   APPENDIX A

                             NONDISCRIMINATION RULES


         1.01 COMPLIANCE WITH SECTIONS 401(K) AND 401(M) OF THE CODE. Notwithstanding any other provision of the Plan to the contrary, the Company shall take such action as it deems appropriate to limit the amount of Pre-Tax Contributions and After-Tax Contributions made on behalf of Highly Compensated Employees for a Plan Year to the extent necessary to ensure that the actual deferral percentage requirement under Section 401(k) of the Code are not exceeded. The provisions of this Appendix A shall be interpreted, applied, and to the extent necessary, deemed modified without formal amendment thereto so as to satisfy solely the minimum requirements of Sections 401(k) and 401(m) of the Code.

         1.02 401(k) DEFINITIONS. In addition to the definitions set forth in
Section 1.1, the following definitions shall be applicable to this Appendix A.

              (1) The term "ACTUAL DEFERRAL PERCENTAGE" or "ADP" shall mean the average Actual Deferral Ratio (calculated to the nearest 1/100th of one percent) with respect to a Plan Year for a specific group of Participants.

              (2) The term "ACTUAL DEFERRAL RATIO" or "ADR" shall mean the percentage calculated by dividing (i) the Pre-Tax Contributions for a Plan Year of each Participant who is an Employee, by (ii) the Compensation of such Participant for such Plan Year. For purposes of determining ADR, the following rules shall be applicable:

                           (i) A Pre-Tax Contribution shall be taken into
                  account for a Plan Year only if it relates to Compensation that either would have been received by the Participant in the Plan Year (but for a deferral election) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2-1/2 months after the close of the Plan Year (but for a deferral election).

                           (ii) A Pre-Tax Contribution shall be taken into
                  account for a Plan Year only if it is allocated to the Participant as of a date within the Plan Year. A Pre-Tax Contribution is considered allocated as of a date within a Plan Year, if the allocation is not contingent on participation or performance of services after such date and the Pre-Tax Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which such contribution relates.

                           (iii) The ADR of a Highly Compensated Employee shall
                  be determined by treating all cash or deferred arrangements under which the Highly Compensated Employee is eligible (other than those that may not be permissively aggregated as a single arrangement) as made under a single arrangement. If the Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. However, allocations made to a collectively bargained plan and made to a plan not collectively bargained shall be treated as two separate arrangements and allocations made to an ESOP and non-ESOP plan shall be treated as two separate arrangements.

                           (iv) An Employee who would be a Participant but for
                  the failure to make required contributions for a Plan year, an Employee who cannot make Pre-Tax Contributions because of a distribution, and an Employee who cannot defer Pre-Tax Contributions in a Plan Year because of the limitations on annual additions under Section 415 of the Code shall have an ADR of zero.

                           (v) All Pre-Tax Contributions that are made under two
                  or more plans which are aggregated for purposes of Section 401(a)(4) or 410(b) of the Code (other than Section 410(b)(12)(A)(ii)) shall be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Section 401(k) of the Code, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. Notwithstanding the foregoing, a plan that benefits a unit of employment covered by a collective bargaining agreement shall be treated as comprising a separate plan.

                           (vi) Any excess Pre-Tax Contributions distributed to
                  any Participant shall be included in the ADP Test.

              (3) The term "ADP TEST" shall mean the special nondiscrimination test applicable to the Pre-Tax Contributions of Highly Compensated Employees under Section 401(k) of the Code. The ADP Test for a Plan Year commencing on and after January 1, 1997, shall be satisfied if:

                           (i) the ADP of Highly Compensated Employees does not
                  exceed the ADP of the non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25,

                                       or

                           (ii) the ADP of Highly Compensated Employees does not
                  exceed the ADP of the non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0; provided, however, that the ADP of Highly Compensated Employees does not exceed the ADP of the non-Highly Compensated Employees for the prior Plan Year by more than 2%.

              (4) The term "COMPENSATION" shall have the meaning set forth in Paragraph (8) of Section 1.1 of the Plan.

              (5) The term "HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee of an Affiliate for a Plan Year who is a "highly compensated employee" within the meaning of Section 414(q) of the Code and who:

                  (a) during the immediately preceding Plan Year, received
              compensation (as defined in Appendix A of the Plan without regard to Code Sections 125, 402(e)(3), and 402(h)(l)(B) in excess of $80,000 (such dollar limitation shall be adjusted automatically in accordance with the maximum amount permitted under Section 414(q)) of the Code; or

                  (b) during each Plan Year or during the immediately preceding
              Plan Year owned directly or indirectly 5% or more of an Affiliate (so that he is a "5% owner" as defined in Section 416(i)(l) of the Code; and

                  (c) was a Participant of the Top-Paid Group.

         A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service or such Employee was a Highly Compensated Employee at any time after attaining age 55.

         Notwithstanding the foregoing, the sole purpose of this paragraph (5) is to define and apply the term Highly Compensated Employee strictly (and only) to the extent necessary to satisfy the minimum requirements of Section 414(q) of the Code relating to "highly compensated employees." This paragraph (5) shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendments of language, so as to satisfy solely the minimum requirements of
         Section 414(q) of the Code.

                  (6) The term "TOP-PAID GROUP" shall mean the group of Employees consisting of the top 20 percent of all Employees when ranked by Compensation paid during a Plan Year.

         1.03 LIMITATION ON PRE-TAX CONTRIBUTIONS. In the event that the ADP of Highly Compensated Employees does not meet the ADP Test, the following steps shall be taken by the Company.

                  (a) The Company shall reduce or suspend all Pre-Tax Contributions of each Highly Compensated Employee for the remainder of the Plan Year in such amount as is required to meet the ADP Test. Any such reduction shall be made on and after January 1, 1997, by reducing uniformly the dollar amount of the Pre-Tax Contributions for those Highly Compensated Employees who elected the highest dollar amount of Pre-Tax Contributions until the ADP Test is met.

                  (b) To the extent that the ADP Test is not met after the application of paragraph (a) above, the Company shall distribute from the Pre-Tax Contribution Account of each Participant who is a Highly Compensated Employee and who made Pre-Tax Contributions during the Plan Year to such Participant such amount (plus income allocable thereto) as is required for the ADP Test to be met; provided, however, that any previous distribution of Pre-Tax Contributions with respect to a Highly Compensated Employee for his taxable year ending with or within the Plan Year shall be deemed to have been a distribution of excess Pre-Tax Contributions for the purpose of this Section 1.03 (and will therefore reduce the amount distributable under this Section 1.03). Any such distribution on and after January 1, 1997, shall be made first with the Pre-Tax Contributions of Highly Compensated Employees with the highest dollar amount so that no reduction is made to Pre-Tax Contributions of any Highly Compensated Employee as long as any other Highly Compensated Employee has a higher dollar amount of Pre-Tax Contributions. Such amounts shall be distributed to all affected Highly Compensated Employees by no later than the March 15th following the Plan Year in which such contributions were made. If such Pre-Tax Contributions are distributed more than 2-1/2 months after the end of such Plan Year, an excise tax equal to ten percent of such excess Pre-Tax Contributions shall be imposed on the Company. Notwithstanding the foregoing, Pre-Tax Contributions shall be treated as Annual Additions for purposes of Appendix B to the Plan.

                  (c) The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed for the Plan Year beginning in such taxable year.

                                   APPENDIX B

                             SECTION 415 LIMITATIONS


         1.01 COMPLIANCE WITH SECTION 415. The provisions set forth in this Appendix B are intended solely to comply with the requirements of Section 415 of the Code, and shall be interpreted, applied, and if and to the extent necessary, deemed modified without further formal language so as to satisfy solely the minimum requirements of said Section 415. For such purpose, the limitations of
Section 415 of the Code are hereby incorporated by reference and made part hereof as though fully set forth herein, but shall be applied only to particular Plan benefits in accordance with the provisions of this Appendix B to the extent such provisions are not consistent with said Section 415.

         1.02 SECTION 415 DEFINITIONS. In addition to the definitions set forth in Section 1.1, the following definitions shall be applicable to this Appendix B.

              (a) The term "ANNUAL ADDITIONS" shall mean the amount defined in
         Section 415(c)(2) of the Code.

              (b) The term "ANNUAL BENEFIT" shall mean the benefit amount defined in Section 415(b)(2)(A) of the Code as adjusted pursuant to the provisions of Section 415(b)(2)(B), (C), (D), and (E) of the Code.

              (c) The term "COMPENSATION" shall mean compensation as defined in
         Section 415(c)(3) of the Code.

              (d) The term "DEFINED BENEFIT FRACTION" for any Limitation Year beginning prior to January 1, 2000, shall mean the fraction defined in
         Section 415(e)(2) of the Code.

              (e) The term "DEFINED CONTRIBUTION FRACTION" for any Limitation Year beginning prior to January 1, 2000, shall mean the fraction defined in Section 415(e)(3) of the Code.

              (f) The term "EMPLOYER" shall mean the Company and all Affiliates; provided, however, that for purposes of applying the limitations of Sections 1.03 and 1.04 with respect to Limitation Years beginning after December 31, 1999, "50 percent" rather "80 percent" shall be used in determining an Affiliate defined under Section 414(b) and Section 414(c) of the Code.

              (g) The term "EXCESS AMOUNT" shall mean the excess of the Participant's Annual Additions for a Limitation Year over the Defined Contribution Maximum Permissible Amount.

              (h) The term "HIGHEST AVERAGE COMPENSATION" shall mean the average Compensation for the three consecutive calendar years during which the

         Participant was an active Participant in the Plan and had the greatest aggregate Compensation from the Employer.

              (i) The term "LIMITATION YEAR" shall mean the 12-consecutive month period corresponding with the calendar year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

              (j) The term "DEFINED CONTRIBUTION MAXIMUM PERMISSIBLE AMOUNT" shall mean Annual Additions of a Participant which do not exceed the lesser of (i) $30,000 (adjusted in accordance with regulations prescribed by the Secretary of the Treasury for increases in the cost of living), or (ii) 25 percent of such Participant's Compensation paid for such Limitation Year as set forth in Section 415(e)(1) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-month consecutive period, such Annual Additions shall not exceed $30,000 multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

              (k) The term "DEFINED BENEFIT MAXIMUM PERMISSIBLE AMOUNT" shall mean the Annual Benefit of a Participant which does not exceed the lesser of $90,000 or 100 percent of the Participant's Highest Average Compensation as set forth in Section 415(b)(1) of the Code.

              (l) The term "PROJECTED ANNUAL BENEFIT" shall mean the Annual Benefit to which a Participant would be entitled under the terms of a plan assuming:

                  (i) the Participant continued employment until Retirement Age under the Plan (or current age, if later); and

                  (ii) the Participant's Compensation for the current Limitation
              Year and all relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

              (m) The term "SOCIAL SECURITY RETIREMENT AGE" shall mean the age used as the retirement age under Section 216(l) of the Social Security Act, without regard to any age increase factor and as if the early retirement age under said Section 216(l)(2) were 62.

         1.03 LIMITATIONS ON ALLOCATIONS UNDER THE PLAN. Notwithstanding any other provision of the Plan to the contrary, the amount of Annual Additions which may be credited to the Participant's Separate Accounts for any Limitation Year shall not exceed the lesser of the Defined Contribution Maximum Permissible Amount or any other limitation contained in the Plan. If the Annual Additions to the Separate Accounts of a

Participant in any Limitation Year would otherwise exceed such amount, the Excess Amount shall be disposed of in the order set forth as follows:

                           (1) Any non-deductible voluntary employee
                  contributions, shall be returned to the Participant.

                           (2) Any Pre-Tax Contributions made on the
                  Participant's behalf for the Limitation Year that have not been matched by Employer Matching Contributions, shall be reduced.

                           (3) Any Pre-Tax Contributions made on the
                  Participant's behalf for the Limitation Year that have been matched by Employer Matching Contributions and the Employer Matching Contributions attributable thereto, shall be reduced pro rata.

                           (4) Employer contributions (other than Employer
                  Matching Contributions) and forfeitures otherwise allocable to the Participant's Separate Accounts for the Limitation Year shall be reduced.

The amount of any reduction of Pre-Tax Contributions (plus income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Matching Contributions or any other Employer contribution shall be deemed to be a forfeiture for the Limitation Year. Amounts deemed to be forfeitures under this Section 1.03 shall be held unallocated in a suspense account established for the Limitation Year and shall be applied against the Employer's contribution obligation for the next following Limitation Year (and succeeding Limitation Years, as necessary). If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account must be allocated to Participants' Separate Accounts (subject to the limitations set forth in this Appendix B) before any further Employer contributions may be made to the Plan on behalf of Participants. If a suspense account is in existence at any time during a Limitation Year pursuant to this
Section 1.03, it will not participate in the allocation of the investment gains and losses on the Plan's assets.

         1.04 LIMITATION FOR MULTIPLE DEFINED CONTRIBUTION PLAN PARTICIPATION. If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by the Employer concurrently with the Plan, and if the Annual Addition for the Limitation Year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in Section 1.03, such excess shall be reduced first by applying the procedures set forth in Section 1.03. If the limitation contained in Section 1.03 is still not satisfied, such excess shall be reduced by returning the employee contributions made by the Participant for the Limitation Year under all such other plans and the income attributable thereto. If the limitation contained in Section 1.03 is still not satisfied after returning all of such employee contributions, the excess shall be reduced by returning elective contributions made on the Participant's behalf under all such other plans and the income attributable thereto. If the limitation contained in
Section 1.03 is still not satisfied after returning all of such elective contributions, then the Employer contributions and forfeitures for the

Limitation Year under all such other plans that have been allocated to the Participant shall be reduced and disposed of as provided in such other plan.

         1.05 LIMITATION FOR DEFINED BENEFIT PLAN PARTICIPATION. For Limitation Years beginning prior to January 1, 2000, if a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by the Employer, in no event shall the sum of the Defined Benefit Fraction and the Defined Contribution Fraction exceed 1.0 in any Limitation Year.

         1.06 SCOPE OF LIMITATIONS. The limitations contained in Sections 1.03, 1.04, and 1.05 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in
Section 415(k) of the Code and all such defined contribution plans (whether or not terminated) of the Employer shall be treated as one defined contribution plan and all such defined benefit plans (whether or not terminated) of the Employer shall be treated as one defined benefit plan.

                                   APPENDIX C

                     COVERED FACILITIES AND CLASSIFICATIONS

                                                                                                                  EFFECTIVE
EMPLOYER                  FACILITY                     LOCATION                CLASSIFICATION                       DATE
--------                  --------                     --------                --------------                       ----


FERRO                     Brecksville Powder Coating   Brecksville, Ohio        Bargaining unit employees            01/01/95
CORPORATION               Plan                                                    represented by Local 1170-1
                                                                                  of the United Steelworkers
                                                                                  of America, AFL-CIO

                          4150 Operations,             Cleveland, Ohio          Bargaining unit employees            01/01/98
                          Electronic Materials                                    represented by Local 1170-2
                          Division                                                of the United Steelworkers
                                                                                  of America, AFL-CIO

                          Polymer Additives Division   Walton Hills, Ohio       Bargaining unit employees            09/10/98
                          Walton Hills Facility                                   represented by Local 7248-8
                                                                                  of the United Paperworkers
                                                                                  International Union

                          4150 Operations              Cleveland, Ohio          Bargaining unit employees            01/01/99
                                                                                  represented by Local 1170 of
                                                                                  the United Steelworkers of
                                                                                  America, AFL-CIO and hired
                                                                                  after October 12, 1998

                          Plastic Colorants Division   Stryker, Ohio            Bargaining unit employees            04/25/99
                                                                                  represented by Local 211 of
                                                                                  the Automobile Aerospace and
                                                                                  Agricultural Workers of
                                                                                  America

                          Polymer Additives Division   Fort Worth, Texas        Bargaining unit employees            04/04/00
                                                                                  represented by Local 895 of
                                                                                  the Paper, Allied
                                                                                  Industrial, Chemical and
                                                                                  Energy Workers International
                                                                                  Union, AFL-CIO

FERRO ELECTRONIC          Electronic Materials         Niagara Falls, New       Bargaining unit employees            10/01/99
MATERIALS, INC.           Division                     York                       represented by Local 12230
                                                                                  of the United Steelworkers
                                                                                  of America, AFL-CIO

                                 FIRST AMENDMENT
                                     TO THE
                  FERRO CORPORATION BARGAINING UNIT 401(K) PLAN
                           (JULY 1, 1999 RESTATEMENT)



                  WHEREAS, Ferro Corporation (hereinafter referred to as the "Company") established the Brecksville Powder Coating Plant Retirement Plan, effective as of January 1, 1995, for the benefit of certain of its hourly employees; and

                  WHEREAS, effective as of January 1, 1998, the Company amended, restated, and renamed the Brecksville Powder Coating Plant Retirement Plan in the Prism Non-Standardized Prototype Plan document as the Ferro Corporation Bargaining Unit 401(k) Plan (hereinafter referred to as the "Plan"); and

                  WHEREAS, the Plan was amended subsequently on several occasions; and

                  WHEREAS, the Company restated the Plan effective as of July 1, 1999, to reflect certain operational and administrative changes as well as legislated tax changes; and

                  WHEREAS, it is desired to amend the Plan again in certain respects;

                  NOW, THEREFORE, unless specifically provided otherwise, effective as of July 1, 1999, the Plan is hereby amended in the respect hereinafter set forth.

         1. Paragraphs (4) through (42) of Section 1.1 of the Plan are hereby renumbered, effective as of January 1, 2002, as (5) through (43) and all references to such paragraphs in the Plan shall be adjusted accordingly.

         2. Section 1.1 of the Plan is hereby amended, effective as of January 1, 2002, by the addition of a new Paragraph (4) to provide as follows:

            (4) The term "CATCH-UP CONTRIBUTIONS" shall mean the Pre-Tax Contributions permitted to be made under the Plan after December 31, 2001, in accordance with the provisions of Section 3.2.

         3. The renumbered Paragraph (8) of Section 1.1 of the Plan is hereby amended, effective as of January 1, 2002, to provide as follows:

            (9) The term "COMPENSATION" shall mean the compensation (within the meaning of Section 415(c)(3) of the Code) which is paid to an Employee by an Employer for services as an Employee while he is a Participant, including any Pre-Tax Contributions contributed under the Plan with respect to such Participant during such Plan Year and elective employer contributions made on behalf of a Participant that are not includable in gross income under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B),
         403(b), and 457 of the Code, excluding, however, any amounts received due to benefits selected under the flexible benefit plan of the Company. Notwithstanding the foregoing, in no event shall annual Compensation of a Participant taken into account under the Plan for any Plan Year exceed the annual compensation limit of $150,000, ($200,000 on and after January 1, 2002) as adjusted for increases in the cost of living in accordance with the provisions of Section 401(a)(17)(B) of the Code. The cost of living in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (a "determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, such annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is 12.

         4. The renumbered Paragraph (13) of Section 1.1 of the Plan is hereby amended, effective as of January 1, 2002, to provide as follows:

                      (13) The term "ELIGIBLE RETIREMENT PLAN" shall mean:

                           (a) any individual retirement account described in Section 408(a) of the Code;

                           (b) any individual retirement annuity described in Section 408(b) of the Code;

                           (c) any trust maintained pursuant to a plan described in Section 414(i) of the Code that meets the requirements of Section 401(a) of the Code;

                           (d) any annuity plan described in Section 403(a) of the Code;

                           (e) effective for distributions after December 31, 2001, an eligible deferred compensation plan described in Section 457(b) of the Code that separately accounts for amounts rolled into such plan from eligible retirement plans not described in such Section 457(b); and

                           (f) effective for distributions after December 31, 2001, an annuity contract described in
                                    Section 403(b) of the Code.

               In the case of an Eligible Rollover Distribution prior to January 1, 2002, to a beneficiary who is the surviving spouse of a Participant, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity described in (a) or (b) above.

         5. The renumbered Paragraph (14) of Section 1.1 of the Plan is hereby amended, effective as of January 1, 2002, to provide as follows:

                      (14) The term "ELIGIBLE ROLLOVER DISTRIBUTION" shall
               mean all or any portion of a Plan distribution to a Participant, a beneficiary who is a deceased Participant's surviving spouse, or an alternate payee under a qualified domestic relations order who is a Participant's spouse or former spouse; provided, however, that such distribution is not (i) one of a series of substantially equal periodic payments made at least annually for over a specified period of ten or more years or the life of the Participant or beneficiary or the joint lives of the Participant and the beneficiary; (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) the portion of any distribution which is not includable in gross income (determined without regard to any exclusion of net unrealized appreciation with respect to employer securities);
               (iv) a distribution from the Pre-Tax Contribution Account of a Participant that made on or after January 1, 1999, on account of hardship or (v) any distribution that is made on or after January 1, 2002 on account of hardship. A portion of a distribution that is received on or after January 1, 2002, shall not fail to be an Eligible Rollover Distribution merely because such portion consists of After-Tax Contributions that are not includible in gross income; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to account separately for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution that is not so includible.

         6. The renumbered Paragraph (31) is hereby amended, effective as of January 1, 2002, to provide as follows:

            (31) The term "PRE-TAX CONTRIBUTION ACCOUNT" shall mean the portion of the Separate Account of a Participant that reflects his interest in the Funds attributable to Pre-Tax and Catch-up Contributions and that is established pursuant to the provisions of
         Section 4.3.

         7. Section 3.1 of the Plan is hereby amended, effective as of January 1, 2002, to provide as follows:

            3.1 PRE-TAX CONTRIBUTIONS. Commencing with the date as of which an Eligible Employee becomes a Participant and is eligible to make Pre-Tax Contributions in accordance with the provisions of Section 2.1, such Participant may elect pursuant to procedures established by the Company, to have Pre-Tax Contributions made on his behalf to the Plan by his Employer; provided, however, that such percentage shall not be less than one percent nor more than 10 percent (15 percent on and after January 18, 2000 but prior to January 1, 2002 and 40 percent on and after January 1, 2002) and in no event shall such Pre-Tax Contributions of the Participant and any cash or deferred arrangement contributions made on behalf of such Participant under all other qualified plans maintained by the Company or any Affiliate during a calendar year exceed the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such calendar year. If a Participant elects to have Pre-Tax Contributions made on his behalf, his Compensation shall be reduced by the percentage he elects pursuant to the terms of the Compensation reduction authorization described in paragraph (a) of Section 2.3 or Section 3.7.

         8. Sections 3.2, 3.3, 3.4, 3.5, 3.6, and 3.7 of Article III of the Plan are hereby renumbered, effective as of January 1, 2002, as Sections 3.3, 3.4, 3.5, 3.6, 3.7, and 3.8 and all references in the Plan to such sections shall be adjusted accordingly.

         9. Article III of the Plan is hereby amended, effective as of January 1, 2002, by the addition of a Section 3.2 to provide as follows:

            3.2 CATCH-UP CONTRIBUTIONS. Effective for each Plan Year beginning on or after January 1, 2002, all Participants who have attained at least age 50 prior to the close of such Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to, the limitations set forth in Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the Plan provisions implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), 415 or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions and shall not be taken into account for the limitations under Section 3.1 with respect to Pre-Tax Contributions.

         10. Section 4.2 of the Plan is hereby amended, effective as of January 1, 2002, to provide as follows:

             4.2 DELIVERY OF CONTRIBUTIONS. Each Employer shall cause to be delivered to the Trustee all Pre-Tax Contributions, Catch-up Contributions, Employer Profit-Sharing Contributions, Rollover Contributions, and Transferred Contributions made in accordance with the provisions of Article III as soon as reasonably practicable; provided, however, that in no event shall Pre-Tax Contributions and Catch-up Contributions become Plan assets later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash.

         11. Section 4.3 of the Plan is hereby amended, effective as of January 1, 2002, to provide as follows:

             4.3 CREDITING OF CONTRIBUTIONS. Subject to the provisions of Appendix B, Pre-Tax Contributions, Catch-up Contributions, and Employer Profit-Sharing Contributions made to the Plan shall be credited to the Separate Accounts of a Participant in the following manner:

            (a) The amount of Pre-Tax Contributions and Catch-up Contributions made on behalf of a Participant shall be credited to such Participant's Pre-Tax Contribution Account and shall be invested in the Funds pursuant to the provisions of Section 5.2.

            (b) The amount of Employer Profit-Sharing Contributions allocated to a Participant shall be credited to such Participant's Employer Profit-Sharing Contribution Account and shall be invested in the Funds pursuant to the provisions of Section 5.2.

         12. Section 5.4 of the Plan is hereby amended, effective as of January 1, 2002, to provide as follows:

             5.4 INVESTMENT ELECTIONS. Each Participant, upon becoming a Participant under the Plan in accordance with the provisions of Section 2.1, shall make an investment election directing the manner in which his Pre-Tax and Catch-up Contributions, Employer Profit-Sharing Contributions, Rollover Contributions, if any, and Transferred Contributions, if any, shall be invested in the Funds. The investment election of a Participant shall specify a combination, which in the aggregate equals 100 percent, indicating in which Funds his Pre-Tax and Catch-up Contributions, Employer Profit-Sharing Contributions, Rollover Contributions and Transferred Contributions shall be invested. The investment option so elected by a Participant shall remain in effect until he ceases to be a Participant or changes his investment election. In the absence of an investment election by a Participant, such Participant shall be deemed to have elected to have his Separate Accounts invested in the stable value fund under the Plan. Each Participant may change his investment election with respect to future contributions and/or past contributions in the manner, form, and time period prescribed by the Company.

         13. Section 6.2 of the Plan is hereby amended, effective as of January 16, 2002, to provide as follows:

             6.2 WITHDRAWAL OF ROLLOVER CONTRIBUTIONS, PRE-TAX CONTRIBUTIONS, AND CATCH-UP CONTRIBUTIONS. Upon proper application of a Participant in the form and manner as the Company may specify, the Participant shall be permitted to make the following withdrawals from his Separate Accounts. He may withdraw a portion or all of the balance of his Rollover Account. After attainment of age 59-1/2, a Participant shall be permitted provided he has already withdrawn the entire balance of his Rollover Account, to withdraw a portion or all of the balance of his Pre-Tax Contribution Account. If such a Participant withdraws all of his Pre-Tax Contribution Account, he shall then be permitted to withdraw a portion or all of the vested balance of his Employer Profit-Sharing Contribution Account. A withdrawal under this Section
         6.2 shall not be less than the lesser of $500.00 or the balance in the applicable account.

         14. Section 6.3 of the Plan is hereby amended, effective as of January 1, 2002, to provide as follows:

             6.3 SPECIAL HARDSHIP WITHDRAWALS. Upon proper application of a Participant in such form and manner as the Company may specify, and to the extent consistent with applicable law, the Company, in its sole discretion may permit the Participant to withdraw a portion or all of the balance of his Pre-Tax Contribution Account, if the Participant has already withdrawn the entire balance of his Rollover Account in accordance with Section 6.2 and if the reason for such withdrawal is to enable the Participant to meet unusual or special situations in his financial affairs resulting in immediate and heavy financial needs which meet the requirements of Section 401(k) of the Code and regulations thereunder. Any withdrawal hereunder may not exceed the amount required to meet the immediate financial need and may only be made if such amount is not available from other resources of the Participant. In no event shall such withdrawals exceed, in the aggregate, the Participant's cumulative Pre-Tax and Catch-up Contributions to the Plan; the earnings on such

         Pre-Tax and Catch-up Contributions as well as Employer Profit-Sharing Contributions shall not be withdrawable prior to the Participant's death, disability or termination of employment. The unusual or special situations for which such a withdrawal may be made shall be limited to:

                  (a) the payment of uninsured expenses incurred or necessary for medical care, described in Section 213(d) of the Code, of the Participant, or the Participant's spouse or dependents;

                  (b) the purchase (excluding mortgage expenses) of a principal residence for the Participant;

                  (c) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children or dependents;

                  (d) the prevention of the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence; or

                  (e) the payment of an expense which the Company considers to constitute an immediate and heavy financial need that cannot be met from other sources.

         In granting or refusing any request for withdrawal, the Company shall apply uniform standards in a consistent manner. In the event that a Participant withdraws any portion of his Pre-Tax Contribution Account under circumstances which satisfy the hardship withdrawal requirements of Section 401(k) of the Code, he shall not be able to make Pre-Tax Contributions for 6 months from the date of such withdrawal regardless of the date of the withdrawal and he may not make Pre-Tax or Catch-up Contributions to the Plan or make tax deferred contributions to any other qualified plan maintained by the Company or an Affiliate for his next taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Participant's Pre-Tax and Catch-up Contributions for the taxable year of the hardship distribution. Withdrawals made pursuant to this Section
         6.3 shall be made so that any distribution will first reduce a Participant's Pre-Tax Contribution Account.

         15. Section 7.7 of the Plan is hereby amended to provide as follows:

             7.7 METHODS OF PAYMENT OF DISTRIBUTABLE BENEFITS. Except as specifically provided otherwise, upon retirement, death, Total Disability, or termination of employment of a Participant, the portion of a Participant's Separate Accounts invested in the Company Stock Fund shall be distributed at the election of the Participant or Beneficiary to him either in whole shares of Company Stock with any fractional shares distributed in cash, or in cash. The balance of such Participant's Separate Accounts shall be distributed in cash. A Participant or Beneficiary shall request the form of distribution of his benefits under the Plan in the manner and time prescribed by the Company. Notwithstanding the foregoing, if for Plan Years beginning after August 5, 1997, the value of a Participant's or a Beneficiary's vested Separate Accounts does not exceed $5,000 (or such higher amount permitted under Section 417(e) of the Code) distribution thereof shall be made to such Participant or Beneficiary as soon as practicable in a single lump sum payment. For Plan Years beginning after August 5, 1997, no distribution of the vested Separate Accounts of a Participant which is in excess of $5,000 (or such higher amount permitted under Section 417(e) of the Code), may be made to a Participant prior to Retirement Age unless such Participant consents in writing to such distribution, not more than 90 days prior to commencement of distribution. For purposes of the foregoing sentence, the involuntary distribution of the balance of the vested Separate Accounts of a Participant of $5,000 or less shall be determined on and after January 1, 2002, without regard to the portion of such Separate Accounts that is attributable to Rollover Contributions (and earnings allocable thereto).

         16. Section 7.8 of the Plan is hereby amended, effective as of January 1, 2002, by the addition of two sentences at the end thereof to provide as follows:

         Notwithstanding any other provision of the Plan to the contrary with respect to distributions under the Plan made on or after January 1, 2002, the Plan will apply the minimum distribution requirements of
         Section 401(a)(9) of the Code in accordance with the regulations under
         Section 401(a)(9) of the Code that were proposed on January 17, 2001 (the ("2001 Proposed Regulations"). This provision relating to distributions under the 2001 Proposed Regulations shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be published by the Internal Revenue Service.

         17. Article VII of the Plan is hereby amended by the addition of
Section 7.11 at the end thereof to provide as follows:

               7.11 ELIGIBLE ROLLOVER DISTRIBUTIONS

                           An Employee and Beneficiary who receives an Eligible Rollover Distribution may elect in the time and in a manner prescribed by the Committee to receive all or any portion of such Eligible Rollover Distribution for transfer to an Eligible Retirement Plan; provided, however, that only one such transfer may be made with respect to an Eligible Rollover Distribution to an Eligible Retirement Plan. Notwithstanding the foregoing, the Participant may elect, after receiving the notice required under Section 402(f) of the Code, to receive such Eligible Rollover Distribution prior to the expiration of the 30-day period beginning on the date such Participant is issued such notice; provided that the Participant or beneficiary is permitted to consider his decision for at least 30 days and is advised of such right in writing.

         18. Section 9.3 of the Plan is hereby amended, effective as of January 1, 2002, to provide as follows:

             (d) An explanation of the Plan's claim review procedure, including a statement of the claimant's right to bring a civil action under
         Section 502(a) of ERISA following an adverse benefit determination on review.

         19. Paragraph (j) of Section 1.02 of Appendix B is hereby amended, effective as of January 1, 2002, to provide as follows:

         (j) The term "DEFINED CONTRIBUTION MAXIMUM PERMISSIBLE AMOUNT" shall mean annual Additions of a Participant which do not exceed the lesser of (i) $30,000 ($40,000 on and after January 1, 2002, adjusted in accordance with regulations prescribed by the Secretary of the Treasury for increases in the cost of living, or (ii) 25 (100 percent on and after January 1, 2002) percent of such Participant's Compensation paid for such Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-month consecutive period, such Annual Additions shall not exceed $30,000 multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

         Executed at Cleveland, Ohio, this 27 day of February , 2002.

                                   FERRO CORPORATION



                                   By:/s/ Hector R. Ortino
                                      -----------------------------------------
                                   Title: President and Chief Executive Officer





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